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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-24011, No. 333-24013 and No. 333-09146) of
Apex Inc. of our report dated January 24, 2000, relating to the financial statements, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
March 27, 2000